                                                                 EXHIBIT 10.5.40

ORDINANCE NUMBER 79-02

AN ORDINANCE TO GRANT TO CABLE COMMUNICATIONS, INCORPORATED, THE NON-EXCLUSIVE
        RIGHT, POWER, AND AUTHORITY TO MAINTAIN AND OPERATE TELEVISION
      TRANSMISSION AND DISTRIBUTION FACILITIES AND TO ERECT AND INSTALL
       ITS LINES, POLES, WIRES, GUYS AND APPURTENANT FACILITIES UPON THE
         STREETS, ALLEYS, AND PUBLIC PLACES OF THE CITY TOGETHER WITH
        ANY NECESSARY RIGHT OF ACCESS THERETO, FOR SUCH PERIOD AS THE
         SAME ARE NEEDED BY THE COMPANY TO RENDER CABLEVISION SERVICE
        TO ITS CUSTOMERS IN THE CITY OF NORTH AUGUSTA, SOUTH CAROLINA:
           ALSO TO SET THE AMOUNT OF BUSINESS LICENSE AND FRANCHISE
                   FEE TO BE PAID BY CABLE COMMUNICATIONS,
          INCORPORATED, TO THE CITY OF NORTH AUGUSTA, SOUTH CAROLINA

         BE IT ORDAINED BY THE MAYOR AND CITY COUNCIL OF THE CITY OF NORTH AUGUSTA, SOUTH CAROLINA, IN COUNCIL ASSEMBLED AND BY AUTHORITY OF THE SAME:

         Section 1. In consideration of the faithful performance and observance of the conditions and reservations hereinafter specified, the non-exclusive right is hereby granted to Cable Communications, Incorporated, its successors and assigns, hereinafter referred to as "the Company", the right to maintain and operate television transmission and distribution facilities, and additions thereto, in, under, over, along, across, and upon the streets, roadways, sidewalks, alleys, bridges, public easements, and highways and other places which are public in the City of North Augusta, South Carolina, for the purposes of transmission and distribution of electro-magnetic and audio and visual impulses and television energy in accordance with the laws and regulations of the
                          United States of America, the statutes of the State
                          of South Carolina, and the ordinances and regulations of the City of North Augusta. The Company shall have no right to transfer or assign its rights hereunder without the written approval of the North Augusta
                          City Council first obtained, except that said rights hereunder may be assigned as security for bona fide indebtedness of the Company without prior approval. Upon filing by
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ORDINANCE -- CABLE COMMUNICATIONS, INCORPORATED                           Page 2


         Section 1.       (Continued)

                          by the proposed transferee or assignee of acceptance of the terms of this contract and assuming all pending or contingent obligations of the Company hereunder and providing evidence of compliance with the provisions concerning insurance, the City's approval of the proposed transfer and assignment shall not be arbitrarily withheld.

         Section 2. The Company shall pay to the City of North Augusta, South Carolina, a franchise and a license as follows:

                          a. One percent (1%) of gross receipts from operation of its cable television system in the City of North Augusta shall be paid as an annual business license.

                          b. Two percent (2%) of gross receipts from operation its cable television system in the City of North Augusta shall be paid as a franchise fee.

                          c. In the event the Company offers services other than cable television service, the Company shall pay an additional fee equal to the business license fee charged for providing similar service under the general business license tax ordinance of the City of North Augusta.

                          d. In the event the Company offers leasing of spectrum or channel space, the Company shall pay two percent (2%) of leased channel or spectrum space revenues attributable to leased channel or spectrum space services
                                  provided in the City of North Augusta.  The
                                  proportion of leased channel revenues
                                  attributable to leased channel services
                                  provided in the City of North Augusta shall
                                  be ratio of
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ORDINANCE -- CABLE COMMUNICATIONS, INCORPORATED                           Page 3

         Section 2.       d.      (Continued)

                                  gross subscriber receipts from recurring charges from the operation of its basic cable television system within the area of the City of North Augusta within which said channel or spectrum space is leased to gross subscriber receipts from recurring charges from the operation of its basic cable television system in the entire area within which said channel or spectrum space is leased.

                          During the life of this contract the minimum payment hereunder shall be twelve thousand five hundred ($12,500.00) dollars per year not including such sums as may be payable as a business license fee for the Company under Section 2-c and 2-d. All payments shall be made annually by April 30, for the previous year ending March 31 of said Company. Said payments shall be accompanied by a statement of gross revenue by the Company from the operation of the cable television system in the area in question, and such information as may be necessary to compute the sums due under Section 2-c and 2-d. First payments due hereunder shall be made no later than April 30, 1980, for the period April 1, 1979, to March 31, 1980.

         Section 3. The Company shall have the right to prescribe reasonable service rules and regulations for the conduct of its business not inconsistent with the provisions of the ordinances of the City. A copy of these rules and regulations shall be kept on file at all times in the office of the City Administrator.
                          The rates charged the public, by the Company, for its basic service, must be reasonable, and not in excess of what
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ORDINANCE -- CABLE COMMUNICATIONS, INCORPORATED                           Page 4

         Section 3.       (Continued)

                          is necessary to meet the financial needs of the Company and to earn a reasonable return on investment in facilities. A schedule of the maximum monthly subscription rate charges charged by the Company for basic cable service shall be kept, maintained, and posted with the City Administrator showing the classification of the subscribers and the rates applicable thereto. The Company will notify the City Council in writing at least fifteen (15) calendar days in advance of any increase in subscriber rates for basic cable service. Upon request of City Council, the Company will supply a written statement of the reasons for any change in the monthly rates for basic cable service. Basic cable as referred to herein shall mean the provision of television service on standard television channels 2-13 and shall not include pay TV or any optional service offered by the Company.

         Section 4. The City Council shall have the right to revoke this contract and Franchise Ordinance and all rights of the Company hereunder if the Company shall fail to comply with any of its provisions or default in any obligations hereunder, and shall fail within a reasonable time (not less than 90 days) after written notice from the City to correct such defaults of non-compliance.

                          The Company shall not abandon the cable television system in whole or in part without the written consent of the City Council. Upon termination or forfeiture of this grant, in accordance with any of its terms, the Company shall immediately remove its visible poles
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ORDINANCE -- CABLE COMMUNICATIONS, INCORPORATED                           Page 5

         Section 4.       (Continued)

                          cables, wires and appurtenances from the City streets, roadways, sidewalks, alleys, bridges, and highways and other places which are public places in the City. In the event of failure of the Company to perform such removals, the City shall have the right to make a written demand on the Company to proceed to carry out the removal of such equipment, and in the event that the Company fails to carry out the terms and conditions of such demands, the City shall have the right to remove all or part of the Company's equipment and to retain same as City's property.
                          This removal is to be accomplished without accounting therefor to the Company, and the expenses of such removal shall be charged to and paid by the Company without credit for the value, if any, of said equipment.

         Section 5. Wherever used in this Ordinance, the word "television" shall mean a system for transmission of electromagnetic and audio signals and/or visual images and other forms of information by means of electrical, electronic, electromagnetic optical impulses or such other methods of physical transmission as may prove practical which involve placing physical lines upon public ways within the City.

         Section 6. There is hereby granted the further right, privilege and authority to the Company to issue, rent or in any other manner obtain the use of towers, poles, lines, cables, and other equipment and facilities from any and all holders of public licenses and franchises within the limits of the area covered by this Ordinance,
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ORDINANCE -- CABLE COMMUNICATIONS, INCORPORATED                           Page 6

         Section 6.       (Continued)

                          including the Power and Light Company and the Telephone Company serving said area and thus use such tower, poles, lines, cables and other equipment and facilities subject to all existing and future ordinances and regulations of the City. The poles used for the Company's distribution system shall be those erected and maintained by the Power and Light Company or the Telephone Company when and where practicable, providing mutually satisfactory rental agreements can be entered into with said utility companies.

         Section 7. The Company shall have the right to erect, when necessary, and maintain its own poles, for the proper construction and maintenance of television distribution system with the approval of the location of said poles by the City Engineer. The Company's transmission and distribution system poles, wires, and appurtenances shall be located, erected and maintained so as not to endanger or interfere with the lives of persons, or to interfere with the travel and use of public places by the public, and during the construction, repair or removal thereof shall not obstruct or impede traffic.

         Section 8. In the maintenance and operation of its television transmission and distribution system in the streets, alleys, and other public places, and in the course of any new construction or addition to its facilities, the Company shall proceed so as to cause the least possible inconvenience to the general public; and opening or obstruction in the streets, roadways or
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ORDINANCE -- CABLE COMMUNICATIONS, INCORPORATED                           Page 7

         Section 8.       (Continued)

                          public places made by the Company in the course of its operations shall be guarded and protected at all times by the placement of adequate barriers, fences, or boardings, the bounds of which, during periods of dusk and darkness shall be clearly designated by red warning lights.

         Section 9. It is the stated intention of the City that all other holders of the public licenses and franchises within the area in question will cooperate with the Company to allow joint use of their poles and pole line facilities wherever possible or wherever usage does not interfere with the normal operation of said poles and pole lines so that the number of new or additional poles constructed by the Company within the area in question may be minimized. Such cooperation will include the right of joint usage for reasonable rates and on reasonable terms.

         Section 10.      The Company shall indemnify, protect and save
                          harmless the City from and against losses and
                          physical damages to property, and bodily injury or death to persons, including payments made under any Workmen's Compensation Law, which may arise out of, or be caused by the erection, maintenance, presence, use, or removal of said attachments of poles within the area, or by any act of the Company, its agents or employees. The Company shall carry insurance to protect parties hereto from and against all claims, demands, actions, judgments, costs, expenses, and liabilities which may arise or result, directly or indirectly from or by reason of such loss, injury or damage. The amounts of
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ORDINANCE -- CABLE COMMUNICATIONS, INCORPORATED                           Page 8

         Section 10.      (Continued)

                          such insurance against liability due to physical damages to the property shall not be less than one hundred thousand ($100,000.00) dollars on each person, three hundred thousand ($300,000.00) dollars for each occurrence for bodily injury liability and one hundred thousand ($100,000.00) dollars for each occurrence of property damage from any accident. The Company shall also carry such insurance as it deems necessary to protect it from all claims under the Workmen's Compensation Laws in effect that may be applicable to the Company. All insurance required by this Contract and Franchise Ordinance shall be and remain in full force and effect for the entire life of this Contract and Franchise Ordinance. Said policy or policies of insurance, or a certified copy or copies thereof, shall be filed with and approved by the City Administrator or any other agent or employee designated by the North Augusta City Council.

         Section 11. Installations shall be maintained so as not to interfere with TV reception already in existence.

         Section 12. The Company agrees to install signal distribution facilities subject to satisfactory pole clearance and pole rental arrangements to all citizens in the area in question wherein the population density is sufficient to support the installation on a reasonable practical business basis. The Company agrees that service under this contract shall be provided to all areas of the City where public ways may be utilized in which there are 40 or more bona
                          fide requests for service per mile of cable
                          necessary to provide service to said area.
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ORDINANCE -- CABLE COMMUNICATIONS, INCORPORATED                           Page 9

         Section 13. The Company shall maintain, pursuant to the laws of the State of South Carolina, a complaint service for the purpose of receiving consumer complaints concerning service or any other matter relating to its operation. The Company shall keep written records of complaints received including the name of the complaining party, the nature of the complaint and the disposition of the complaint. Such records shall be subject to inspection by the governing body of the City or its designated representatives. The Company shall maintain a local business office in the City of North Augusta wherein the record of complaints and actions taken by the Company are retained, and the City Administrator shall have the primary responsibility for the continuing administration of the franchise and implementation of complaint procedures. Notice of the procedures for reporting and resolving complaints will be given to each subscriber at the time of initial subscription to the basic cable service.

         Section 14. The Company must, during the term of the franchise, provide a minimum of one (1) government access channel. In addition, the Company shall endeavor to provide on the government access channel a number of programs of general community interest during the calendar year.

         Section 15. Neither Cable Communications, Incorporated, nor their employees shall engage in the sale, service, rental, or leasing of television receivers, radio receivers,
                          or television or radio receiver parts and
                          accessories; and they shall not require or attempt to direct any subscribers of the Company to deal with any particular
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ORDINANCE -- CABLE COMMUNICATIONS, INCORPORATED                          Page 10

         Section 15.      (Continued)

                          firm or person in regard to the sale, service, rental, _________________________________ of television receivers, radio receivers,
                          __________________________ related parts and
                          accessories.

         Section 16. This franchise shall be for a period of twenty (20) years beginning March 31, 1980.

         Section 17. If any section, sentence, clause or phrase of this Ordinance is for any reason held illegal, invalid, or unconstitutional, such invalidity shall not affect the validity of the Ordinance, and any portions in conflict are hereby repealed.

         Section 18. This Ordinance, by consent of the City and the franchisee, supercedes the franchise agreement in effect between the City and the franchisee provided that written consent of the franchisee and the City to said supercedence is affixed hereto.
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ORDINANCE -- CABLE COMMUNICATIONS, INCORPORATED                          Page 11

         DONE, RATIFIED AND ADOPTED BY THE MAYOR AND CITY COUNCIL OF THE CITY OF NORTH AUGUSTA, SOUTH CAROLINA, THIS 18TH DAY OF DECEMBER, 1979.



ATTEST:                                 /s/ HENRY R. MCDOWNEY
                                        Mayor

                                        /s/ WILLIAM L. GRAY
/s/ LEONA J. LEWIS
City Clerk
                                        /s/ JAMES L. HARRIS

                                        /s/ DANIEL B. LAYMAN
(SEAL)
                                        /s/ ELLEN S. SMITH

                                        /s/ PAUL L. ROGGENKAMP

                                        _______________________________________
                                        Members of City Council

First Reading 11/20/79

Second Reading 12/4/79

Third Reading 12/18/79

STATE OF SOUTH CAROLINA )                       RESOLUTION TRANSFERRING
                                                FRANCHISE AGREEMENT FROM
COUNTY OF AIKEN         )                       CABLE COMMUNICATIONS, INC.
                                                TO AMERICAN CABLE TV
CITY OF NORTH AUGUSTA   )                       INVESTORS 2




                              RESOLUTION NO. 84-18

         WHEREAS, the City of North Augusta, South Carolina (the "City") approved and enacted on December 18, 1979, an Ordinance granting Cable Communications, Inc. (identified therein as Cable Communications, Incorporated) the non-exclusive right, power and authority to maintain and operate television transmission and distribution facilities and to erect and install its lines, poles, wires, guys and appurtenant facilities on the streets, alleys and public places of the City together with any necessary rights of access thereto (the "Franchise"); and

         WHEREAS, Section 1 of the Franchise provides that Cable
Communications, Incorporated shall not transfer or assign the Franchise without the prior written approval of the North Augusta City Council; and

         WHEREAS, request has now been made that the proposed transfer and assignment of the Franchise and the cable television system operated pursuant thereto (the "System") be consented to by the City, and all the same be evidenced by resolution approving same.

         NOW, THEREFORE BE IT RESOLVED by the Mayor and City Council of the City of North Augusta, South Carolina, that:

I. The City hereby approves of and consents to the transfer and assignment of the Franchise to American Cable TV Investors 2 ("American Cable") according to the provisions of Section 1 thereof. The consent and approval hereby granted are given pursuant to the Franchise and are permitted by applicable law. They do not, however, constitute and shall not be construed to constitute a waiver of any obligations of Cable Communications, Incorporated., as transferee of the Franchise, under the Franchise.

II. The City hereby affirms that the Franchise is in full force and effect and is for a term ending March 31, 2000, and the terms and provisions thereof are hereby validated, ratified and confirmed.

III. This Resolution shall become effective and continue and remain in effect upon its passage, approval, adoption, and the acceptance thereof by the City Council and immediately upon acquisition of the System by American Cable.

RESOLUTION TRANSFERRING FRANCHISE                                        Page 2
AGREEMENT FROM CABLE COMMUNICATIONS, INC.
TO AMERICAN CABLE TV INVESTORS 2


         DONE, RATIFIED AND ADOPTED BY THE MAYOR AND CITY COUNCIL OF THE CITY OF NORTH AUGUSTA, SOUTH CAROLINA, ON THIS 20TH DAY OF AUG., 1984.

                                        /s/ D. KIM LEDFORD
                                        D. Kim Ledford, Mayor

                                        ________________________________________
                                        Thomas W. Greene, Mayor Pro Tem

                                        /s/ MARK A. BAYNHAM
                                        Mark A. Baynham, Councilman

                                        /s/ EDWARD O. ERGLE
                                        Edward O. Ergle, Councilman

(SEAL)                                  /s/ WILLIAM L. GRAY
                                        William L. Gray, Councilman

ATTEST:                                 /s/ DANIEL B. LAYMAN
                                        Daniel B. Layman, Councilman

/s/ LEONA J. LEWIS                      /s/ ALEXANDER A. VALOIS
City Clerk                              Alexander A. Valois, Councilman

                              RESOLUTION NO. 93-21
                        TRANSFERRING FRANCHISE AGREEMENT
                       FROM AMERICAN CABLE TV INVESTORS 2
                           TO JONES INTERCABLE, INC.


         WHEREAS, the City of North Augusta, South Carolina (the "City") approved and enacted on December 18, 1979, Ordinance No. 79-02 granting Cable Communications, Incorporated, the non-exclusive right, power, and authority to maintain and operate television transmission and distribution facilities and to erect and install its lines, poles, wires, guys, and appurtenant facilities on the streets, alleys, and public places of the City together with any necessary rights of access thereto, (the "Franchise"); and

         WHEREAS, Section 1 of the Franchise provides that Cable
Communications, Incorporated, shall not transfer or assign the Franchise without the prior written approval of the North Augusta City Council; and

         WHEREAS, Mayor and City Council approved the transfer of the Cable franchise from Cable Communications, Incorporated, to American Cable TV Investors 2 (ACT 2) by adoption of Resolution No. 84-18, on August 20, 1984; and

         WHEREAS, ACT 2 has now entered into an Asset Purchase Agreement dated January 28, 1993, with Jones Intercable, Inc., ("Jones") pursuant to which Jones will acquire from ACT 2 the System. and

         WHEREAS, ACT 2 and Jones respectfully request that the Mayor and City Council of the City of North Augusta consent to the transfer of the System and the respective franchise.

         NOW, THEREFORE BE IT RESOLVED by the Mayor and City Council of the City of North Augusta, South Carolina, in meeting duly assembled and by the authority thereof, that:

I. The City hereby approves of and consents to the transfer and assignment of the cable Franchise to Jones Intercable, Inc., ("Jones", "Company") according to the provisions of Section I thereof. The consent and approval hereby granted are given pursuant to the Franchise and are permitted by applicable law. They do not, however, constitute and shall not be construed to constitute a waiver of any obligations of ACT 2 as transferor of the Franchise, under the Franchise.

RESOLUTION TRANSFERRING FRANCHISE                                        Page 2
AGREEMENT TO JONES INTERCABLE, INC.


II. The following provisions are made a part of the Franchise being transferred by this Resolution. If conflict should arise between original provisions of the Franchise adopted by ordinance No. 79-02, on December 18, 1979, and transferred by resolution No. 84-18, on August 20, 1984, and provisions contained in this Resolution, No, 93-21, the provisions of Resolution No. 93-21 shall prevail.

         A.      Extension of System by Franchisee.

                 It is the intent of this section that, whenever possible, the installation/expansion of the cablevision system for newly developed subdivisions shall occur prior to the final plat approval by the North Augusta Planning Commission.

                 Except as otherwise qualified below, the Company will extend its system, at its sole cost, to any development which both
                 (1) is contiguous to the cable plant of its existing system, and (2) has a density equal to 30 homes per mile. In addition, the Company will extend its system, at its sole cost, to any development which both (a) is capable of being reached by one-half mile of cable plant extended from the existing active plant of the system, and (b) has a density of
                 1.67 lots per acre and no fewer than 20 homes in such development. In each case, the Company will implement such extension, unless the Company makes a good faith determination that implementing such extension would require modifications to the system which are out of the ordinary. In addition, in each case, the Company will install its cable plant prior to final plat approval by the North Augusta Planning Commission if the developer of the relevant development and the Company have come to an agreement regarding a sharing of up-front costs of the extension of the system, with the developer to be reimbursed as homes are constructed, on terms and conditions mutually agreed to by the Company and the developer.

                 In addition, the Company will extend its system to developments which meet the criteria in (a) above, but which have a density of fewer than 1.67 lots per acre or fewer than 20 homes, upon the pro-rata contribution of the relevant developer for the cost of such installation. The pro-rata contribution will be based on the density of the development.

                 As an example, if a development's density were .668 lots per acre (but the development contained the required number of lots), the density would be only 40% of the required density of 1.67 lots per acre. As a result, the Company would require that the developer pay 60% of the cost to build such development. To the developer's benefit, the Company would reimburse the developer for its contributed costs when the density of such development rose to 1.67 lots per acre.

RESOLUTION TRANSFERRING FRANCHISE                                        Page 3
AGREEMENT TO JONES INTERCABLE, INC.

                 In another example, if the development contained the required density of 1.67 lots per acre, but only contained 8 homes, the density would still be only 40% of the required number of homes. The same contributions of the developer and reimbursements by the Company described above would apply.

                 All cable plant line extensions shall be made by utilizing underground connections. No road cuts shall be permitted unless authorized by the City of North Augusta.

                 For developments meeting these requirements, the Company shall install the cable system prior to final plat approval. When the extension of the cable system is not possible prior to the final plat approval of the Planning Commission, the Company shall demonstrate why. The Company and the developer shall jointly furnish evidence to the City of their inability to install the cable system under the guidelines established above.

                 Prior to installation and expansion of the cable system, the Company shall furnish to the City a plan of the proposed installations in a form requested by the City.

         B.      North Augusta Business Office.

                 The Company shall maintain a full service North Augusta business office within the corporate limits of the City at which customers may register in person with employees of the Company any complaints or general inquiries, make payments, arrange for initial service or changes in service, pick up or return of equipment and serve any other "walk-in" traffic.

         C.      Franchise Fees.

                 The Company shall pay to the City a franchise fee of three percent (3%) of gross receipts. The City, upon notice as required by federal law, may increase the franchise fee to any amount up to five percent (5%) of gross receipts or the maximum allowed by Federal law, whichever is greater. The Company shall not be required to pay franchise fees on franchise fees or any tax imposed by any governmental unit or agency. The payments of franchise fees shall not preclude the imposition by the City of any and all other locally imposed taxes, licenses or fees.

RESOLUTION TRANSFERRING FRANCHISE                                        Page 4
AGREEMENT TO JONES INTERCABLE, INC.

                 1.       Definition of Gross Receipts.

                          "Gross Receipts" is defined as those gross receipts derived from or attributable to and occasioned by the grant of this franchise including, but not limited to, receipts received by the Company for providing cable television services and non-cable services in the franchise area to subscribers such as regular subscriber services and premium services, installation fees, advertising, and ancillary services, home shopping channel, and rental or lease of equipment, microwave, and any other source resulting from the use of the City rights-of-way.

                 2.       Franchise Fee Payments.

                          Franchise fees shall be paid quarterly and shall be due no later than thirty (30) days following the end of a quarter. The first payment, for the period April 1, 1993, through September 30, 1993, shall be due and payable by December 30, 1993.

                          All payments thereafter shall be made quarterly by January 30, April 30, July 30, and October 30, for the previous quarter ending of said Company.

         D.      Sub-Contractors.

                 Any sub-contractor, hired by the Company to install its system or for any other purpose shall obtain a business license from the City. Under no circumstances shall any sub-contractor operate under the franchise agreement of the Company.

         E.      Information Service.

                 The Company shall provide to the City the cost of a subscription to a service providing current information on the CATV industry and the CATV Re-Regulation Act. The City shall determine the service with Company's cost not to exceed $500.00/year. The Company may not deduct this cost from the amount owed for franchise fees.

RESOLUTION TRANSFERRING FRANCHISE                                        Page 5
AGREEMENT TO JONES INTERCABLE, INC.

III. The City hereby affirms that (a) the Franchise is in full force and effect and is for a term ending March 31, 2000, and the terms and provisions thereof, except as may be contained herein, are hereby validated, ratified, and confirmed, (b) ACT 2 is currently the valid holder and authorized Grantee of the Franchise, and (c) to the knowledge of the City, no default exists thereunder.

IV. This Resolution shall become effective and continue and remain in effect upon its passage, approval, adoption, and the acceptance thereof by the City Council and immediately upon acquisition of the System by the Company. Subject to compliance with the terms of this Resolution, all action necessary to approve the transfer of the Franchise from ACT 2 to Jones has been duly and validly taken.

         DONE, RATIFIED AND ADOPTED BY THE MAYOR AND CITY COUNCIL OF THE CITY OF NORTH AUGUSTA, SOUTH CAROLINA, ON THIS 6TH DAY OF DECEMBER, 1993.


                                        /s/ THOMAS W. GREENE
                                        Thomas W. Greene, Mayor
(SEAL)
                                        ATTEST:

                                        /s/ LEONA J. LEWIS
                                        Leona J. Lewis, City Clerk